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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF JEFFERIES GROUP, INC.

     (excludes certain subsidiaries pursuant to Item 601 of Regulation S-K)

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Name                                          Place of Formation / Incorporation
Jefferies & Company, Inc.                     Delaware

Griffin Trading Specialists LLC               Delaware

Jefferies Advisers, Inc.                      Delaware

Jefferies Asset Management, LLC               Delaware

Jefferies Asset Management (Zurich)           Switzerland

Jefferies Asset Management Japan Limited      England & Wales

Jefferies Capital Management, Inc.            Delaware

Jefferies Employees Opportunity Fund, LLC     Delaware

Jefferies Execution Services, Inc.            California

Jefferies Financial Products, LLC             Delaware

Jefferies International Limited               England & Wales

Jefferies International (Holdings) Limited    England & Wales

Jefferies Investment Management Limited       England & Wales

Jefferies (Japan) Limited                     England & Wales

Jefferies Option Execution, LLC               Delaware

Jefferies Pacific Limited                     Hong Kong

Jefferies Partners Opportunity Fund, LLC      Delaware

Jefferies Partners Opportunity Fund II, LLC   Delaware

Jefferies Partners Opportunity Fund III, LLC  Delaware

Jefferies Partners Opportunity Fund IV, LLC   Delaware

Jefferies Partners Opportunity Fund V, LLC    Delaware

Jefferies Private Client Advisers, LLC        Delaware

Jefferies (Switzerland) Limited               Switzerland

Liberty Execution Services, Inc.              Delaware
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